Exhibit 10.1

Summary of Compensation of Named Executive Officers

Chairman and Vice Chairman, President and Chief Executive Officer.

The Compensation Committee of the Board of Directors establishes and approves the base salaries, performance bonus criteria and other long-term compensation and benefits of the Executive Officers set forth in Table I on an annual basis. For the Company’s 2007 fiscal year ending September 30, 2007 (the “2007 fiscal year”), the Compensation Committee established and approved the salaries and bonus criteria as set forth below in Table I. For the 2007 fiscal year, the Compensation Committee did not change the salary or change the bonus performance criteria or related bonus percentages applicable to Mr. Horton or to Mr. Tomnitz beyond what was approved at the beginning of the prior fiscal year.

Table I

			Performance Bonus
			Under the 2000
			Incentive Bonus
		Annual Base Salary	Plan
Name	Office	(2007 Fiscal Year)	(2007 Fiscal Year)
Donald R. Horton	Chairman of the Board	$400,000	See Note I-A

Donald J. Tomnitz	Vice Chairman, President and CEO	$300,000	See Note I-A

Note I-A: Under the Amended and Restated 2000 Incentive Bonus Plan, Mr. Horton and Mr. Tomnitz will each receive a bonus payment based upon achieving certain performance goals with respect to quarterly consolidated pre-tax income and the other criteria that are factored into determining pre-tax income and performance of the Company. These goals are established and approved by the Compensation Committee near the beginning of each fiscal year.

In addition, Messrs. Horton and Tomnitz may participate in two separate deferred compensation plans. The first plan allows the executive to make voluntary income deferrals. The second plan is a promise by the Company to pay retirement benefits to the executive. Furthermore, if the executive is employed by the Company on the last day of the current fiscal year (for example September 30, 2007), then the Company will establish a liability to him equal to 10% of his annual base salary as of first day of the current fiscal year (for example October 1, 2006). This liability will accrue earnings in future years at a rate established by the administrative committee. Messrs. Horton and Tomnitz are also entitled to post-employment health and dental insurance coverage that is similar to the insurance coverage that is currently provided by the Company to each of them, their spouses and their dependent children. The post-employment benefits are effective upon Mr. Horton’s and Mr. Tomnitz’s respective retirement, disability, death or termination (without cause) from the Company and coverage shall be for the life of each of Mr. Horton and Mr. Tomnitz, respectively, and for the life of Mr. Horton’s spouse and Mr.Tomnitz’s spouse.

Other Executive Officers for the 2007 Fiscal Year

The Compensation Committee makes recommendations to the Board of Directors concerning the compensation, including salary and discretionary bonuses, of the executive officers of the Company (other than the Chairman and the CEO), taking into account the recommendations of the Chairman of the Board. The Board of Directors established and approved the 2007 fiscal year annual salaries of: (i) Samuel R. Fuller, Senior Executive Vice President, (ii) Bill W. Wheat, Executive Vice President and Chief Financial Officer, and (iii) Stacey H. Dwyer, Executive Vice President and Treasurer as set forth in Table II below.

Table II

			Discretionary Bonus
		Annual Base Salary	Plan
Name	Office	(2007 Fiscal Year)	(2007 Fiscal Year)
Samuel R. Fuller	Senior Executive Vice President	$200,000	See Note II-A

Bill W. Wheat	Executive Vice President and CFO	$200,000	See Note II-A

Stacey H. Dwyer	Executive Vice President and Treasurer	$200,000	See Note II-A

Note II-A:

The Board of Directors may award discretionary bonuses to the executives listed in Table II above based on the performance of these executives. In addition, Ms. Dwyer and Messrs. Fuller and Wheat may participate in two separate deferred compensation plans. The first plan allows the executive to make voluntary income deferrals. The second plan is a promise by the Company to pay retirement benefits to the executive. Furthermore, if the executive is employed by the Company on the last day of the current fiscal year (for example September 30, 2007), then the Company will establish a liability to him or her equal to 10% of his or her annual base salary as of first day of the current fiscal year (for example October 1, 2006). This liability will accrue earnings in future years at a rate established by the administrative committee.